Exhibit 23.0

                       NEWMIL BANCORP, INC.
              CONSENT OF PRICEWATERHOUSECOOPERS LLP



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 0-16455) of our report dated January 24, 2001 relating to the financial statement of NewMil Bancorp, Inc., which appear in NewMil Bancorp, Inc's Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
March 27, 2001